EXHIBIT 13.1

2CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Electrameccanica Vehicles Corp. on Form 20-F/A for the fiscal year ended December 31, 2017 filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned hereby certify that to the best of our knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial conditions and results of operations of Electrameccanica Vehicles Corp.

Date: August 29, 2018	/s/ Jerry Kroll
Name: Jerry Kroll
Title: Chief Executive Officer
(Principal Executive Officer)

Date: August 29, 2018	/s/ Kulwant Sandher
Name: Kulwant Sandher
Title: Chief Financial Officer
(Principal Financial Officer and
Principal Accounting Officer)

This written statement accompanies the Annual Report on Form 20-F/A in which it appears as an Exhibit pursuant to Section 906 of the U.S. Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the U.S. Sarbanes-Oxley Act of 2002 or other applicable law, be deemed filed by Electrameccanica Vehicles Corp. for purposes of Section 18 of the U.S. Securities Exchange Act of 1934, as amended.